Registration No. _________


                         SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                       CHINA XIN NETWORK MEDIA CORPORATION
                       -----------------------------------
               (Exact name of issuer as specified in its charter)

                 Florida                                65-0786722

        State or other jurisdiction of               (IRS Employer
        incorporation or organization)               Identification No.)


                 1000 de La Gauchetiere Street West, 24th Floor
                        Montreal, Quebec, Canada H3B 4W5
                    (Address of principal executive offices)

                           NONQUALIFIED STOCK OPTION PLAN
                             (Full title of the Plan)

                                    George Lee
                                 CEO & President
                       China Xin Network Media Corporation
                  1000 de La Gauchetiere Street West, 24th Floor
                         Montreal, Quebec, Canada H3B 4W5
                                  (514) 398 0515

           (Name, address and telephone number of agent for service)


Approximate date of commencement of sales pursuant to the Plan: From time to time after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------
Title of       Amount to be   Proposed Maximum  Proposed Maximum  Total Fee
Securities to  Registered<F1> Offering Price    Aggregate
be Registered                 Per Share(a)      Offering
----------------------------------------------------------------------------
Common stock    15,000,000    $ 0.062<F2>        $ 930,000        $75.25
----------------------------------------------------------------------------

<F1> If, as a result of stock splits, stock dividends, or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement, and this registration statement shall cover the additional securities resulting from such split, dividend or similar transaction.
<F2> Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and computed on the basis of 104,033,270 shares of common stock of the Registrant, $0.062 per share based on the average of the closing bid and ask price per share of the common stock as quoted by the National Association of Securities Dealers Automated System on April 4, 2003.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register 15,000,000 shares of Common Stock of the Registrant, for issuance granted under the Registrant's Nonqualified Stock Option Plan.

Pursuant to Rule 428(b)(1), promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the information required by Part I of Form S-8 will be sent or given to employees, as specified in such Rule, in the form of a prospectus that meets the requirements of Section 10(a) of the Securities Act. In accordance with the instructional Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in the registration statement: Form 10-KSB for the period ended June 30, 2002; Forms 8-K filed on November 6, 2002, November 5, 2002, September 12, 2002, January 11, 2002, December 21, 2001 and November 28, 2001; Forms 8-K-A filed on March 15, 2002, February 6, 2002, January 11, 2002 and January 4, 2002; Quarterly Reports on Form 10-QSB for the quarters ended December 31, 2002, September 30, 2002, March 31, 2002, December 31, 2001 and September 30, 2001; and Quarterly Reports on Form 10-QSB-A for the quarter ended March 28, 2002, March 18, 2002 and December 31, 2001.

           All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. The class of securities to be offered under this registration statement is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is hereby made to the provisions of the Florida Revised Statutes which provides for indemnification of directors and officers under certain circumstances.

         At present the Company has not entered into individual indemnification agreements with its officers and/or directors. However, the Company's by-laws provide a comprehensive indemnification provision which provides that the Company shall indemnify, to the fullest extent under Florida law, its directors and officers against certain liabilities incurred with respect to their service in such capacities. In addition, the by-laws provide that the personal liability of directors and officers of the Company and its stockholders for monetary damages will be limited.

         Indemnification under the Company's Articles Bylaws is nonexclusive of any other right such persons may have under statute, agreement, bylaw or action of the Board of Directors or shareholders of the corporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

No.      Description

4	Nonqualified Stock Option Plan dated April 4, 2003.

5	Opinion of Stewart A. Merkin, Esq., P.A., dated April 4, 2003.

24.2	Consent of Franco La Posta, C.A., dated April 4, 2003.

ITEM 9.  UNDERTAKINGS.

         (a )      The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 or Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

       (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons or the registrant pursuant to the provisions described in
Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the paymentby the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Quebec, Canada on April 4, 2003.

CHINA XIN NETWORK MEDIA CORPORATION

By: //s  GEORGE LEE
--------------------
George Lee, CEO, President & Chairman


         Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                                   Date

//s GEORGE LEE
--------------
George Lee               CEO, President, Chairman and Director   April 4, 2003


//s LEN SELLERS
---------------
Len Sellers              Chief Operating Officer and Director    April 4, 2003


//s DAVID DORAN
---------------
David Doran              Director of Marketing                   April 4, 2003


//s BILL MAVRIDIS
-----------------
Bill Mavridis            Vice-President Finance                  April 4, 2003



EXHIBIT INDEX

No.         Description

4	Nonqualified Stock Option Plan, dated April 4, 2003.

5	Opinion of Stewart A. Merkin, Esq., P.A., dated April 4, 2003

24.2	Consent of  Franco La Posta, C.A., dated April 4, 2003

Exhibit 4.1

                            CHINA XIN NETWORK MEDIA CORP.
                           NONQUALIFIED STOCK OPTION PLAN

The purpose of the China XIN Media Network Corp. Non-Qualified Stock Option Plan (the "Plan") is to provide (i) designated employees of China XIN Media Network Corp. (the "Company") and its subsidiaries, (ii) certain Key Advisors (as defined in Section 4(a)) who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the "Board") with the opportunity to receive grants of nonqualified stock options. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

1.	Administration

(a)	Committee.  The Plan shall be administered and interpreted by the Board of Directors or a committee appointed by the Board (the Board of Directors in such capacity or any committee appointed by the Board of Directors is referred to hereafter as the "Committee"). The Committee as appointed by the Board shall consist of two or more persons appointed by the Board, all of whom may or may not be "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations and may be "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b)	Committee Authority.  The Committee shall have the sole authority to
(i) determine the individuals to whom grants shall be made under the Plan,
(ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan.

(c)	Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2.	Grants

Awards under the Plan will consist of grants of nonqualified stock options as described in Section 5 ("Nonqualified Stock Options," "Options" or "Grants.") All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument. In the event there is an inconsistency between the terms of the Grant Instrument and the terms of the Plan, the terms of the Plan shall govern. The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

3.	Shares Subject to the Plan

(a)	Shares Authorized. Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company ("Company Stock")
that may be issued or transferred under the Plan is 15,000,000 shares. The maximum aggregate number of shares of Company Stock that shall be subject to
Grants made under the Plan to any individual during any calendar year shall be as determined by the Committee ("Award Limit"). The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Grants shall again be available for purposes of the Plan.  However, to the extent Section 162(m) of the Code requires, such shares continue to be counted against the Award Limit.

Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

With respect to Options which are granted to participants, the compensation of whom could be subject to limitation under Section 162(m) of the Code and which are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 3(b) or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the option to fail to qualify under Section 162(m)(4)(C), or any successor provisions thereto. Furthermore, no adjustment or action shall be authorized to the extent the adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Option or other award is not to comply with such exemptive conditions.
The number of shares of Company Stock subject to any Option shall always be rounded to the next whole number.

4.	Eligibility for Participation

(a)	Eligible Persons.  All employees of the Company and its subsidiaries
("Employees"), including Employees who are officers or members of the Board, and members of the Board who are not Employees ("Non-Employee Directors") shall be eligible to participate in the Plan. Key advisors and consultants who perform services to the Company or any of its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

(b)	Selection of Grantees. The Committee shall select the Employees, Non-
Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Grantees."

5.	Granting of Options

(a)	Number of Shares. The Committee shall determine the number of shares of
Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

(b)	Type of Option.  All Options granted under this Plan will be Non-
Qualified Stock Options.

(c)	Option Term. The Committee shall determine the term of each Option.
The term of any Option shall not exceed ten years from the date of grant.

(d)	Vesting and Exercisability of Options.  Options shall vest and become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the vesting and/or exercisability of any or all outstanding Options at any time for any reason. Options may, at the discretion of the Committee,be exercised prior to vesting, provided that the optionee grants the Company a right to repurchase any unvested shares at the exercise price upon termination of the optionee's service to the Company.

(e)	Termination of Employment, Disability or Death.

              (i)	Except as provided below, an Option may only be exercised
while the Grantee is employed by or otherwise providing service to the Company as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by the Company for any reason other than a "disability", or "termination for cause", any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one hundred eighty days after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified in a Grant Instrument), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date (unless specified to the contrary in a Grant Instrument).

              (ii)	In the event the Grantee ceases to be employed by the
Company on account of a "termination for cause" by the Company, the unvested portion of any Option held by the Grantee shall terminate on the date on which the Grantee ceases to be employed by the Company. Any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

             (iii)	In the event the Grantee ceases to be employed by the
Company because the Grantee is "disabled", any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified in a Grant Instrument), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date (unless specified to the contrary in a Grant Instrument).

             (iv)	If the Grantee dies while employed by the Company or within
90 days after the date on which the Grantee ceases to be employed on account of a termination of employment specified in Section 5(e)(i) above (or within such other period of time as may be specified in a Grant Instrument), any
Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified in a Grant Instrument), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date (unless specified to the contrary in a Grant Instrument).

             (v)	For purposes of Sections 5(e) and 6:

(A	"Company," when used in the phrase "employed by the Company," shall mean the Company and its parent and subsidiary corporations.

(B)	"Employed by the Company" shall mean employment or service as an
Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and satisfying conditions with respect to Restricted Stock, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise.

(C)	"Disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code or otherwise as defined in an employment consultant or other agreement between the Company and the Grantee.

(D)	"Termination for cause" shall mean, except to the extent specified otherwise by the Committee or otherwise as defined in an employment, consultant or other agreement between the Company and the Grantee, a finding by the Committee that the Grantee has breached his or her employment, service, noncompetition, nonsolicitation or other similar contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information. A Grant Instrument may provide that in the event a Grantee's employment is terminated for cause, in addition to the immediate termination of all Grants, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option, upon refund by the Company of the Exercise Price paid by the Grantee for such shares, and any option gain realized by the Grantee from exercising all or a portion of an Option within the two-year period prior to the event shall be paid by the Grantee to the Company.

(E)	Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee for the period necessary to avoid a charge to the Company's earnings for financial reporting purposes (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or (z) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 7) at the time of exercise.

7.	Withholding of Taxes

(a)	Required Withholding.  All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options and other Grants paid in Company Stock, the Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b)	Election to Withhold Shares.  If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option or Restricted Stock paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

8.	Transferability of Grants

(a)	Nontransferability  of Grants. Except as provided below, only the
Grantee may exercise rights under a Grant during the Grantee's lifetime.
A Grantee may not transfer those rights except by will or by the laws of descent and distribution, and then only if and to the extent permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations there under). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

(b)	Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine; provided that (1) the Grantee receives no consideration for the transfer of an Option, (2) such transfers complies with all applicable laws (including, but not limited to federal securities laws requirements, specifically any requirements for options registered on Form S-8 registration statements, state securities laws, Florida corporate law, etc and (3) the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

9.	Reorganization of the Company.

(a)	Reorganization.  As used herein, a "Change of Control" shall be deemed to have occurred upon the consummation of any of the following transactions:
(i) any merger or consolidation of the Company or other transaction (other than sales of equity by the Company for the purpose of raising cash for its own account) where the shareholders of the Company immediately prior to such transaction will not beneficially own immediately after such transaction shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or (ii) the sale or other disposition of all or substantially all of the assets of the Company.

(b)	Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), the Company shall provide that either (i) all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation, (ii) the Company or the surviving company shall pay to each Grantee an amount equal to the product of (x) the number of Options then vested and exercisable, multiplied by (ii) the Fair Market Value per share less the Exercise Price per Option, or (iii) the Committee may, in its sole discretion, accelerate the vesting of some or all of the Grants.

(c)	Notice and Acceleration. Upon a Change of Control, the Company shall provide each Grantee who has outstanding Grants with written notice of such Change of Control. The Committee may, in its sole discretion, provide in a Grant Instrument that upon a Change of Control (i) all outstanding Options shall automatically accelerate and become fully exercisable, and (ii) the restrictions and conditions on all outstanding Restricted Stock shall immediately lapse. If the Committee does not provide such terms in the Grant Instrument, a Change of Control will not impact a Grant.

10.	Limitations on Issuance or Transfer of Shares.

No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

11.	Amendment and Termination of the Plan

(a)	Amendment.  The Board may amend or terminate the Plan at any time;
provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required by Section l62(m) of the Code.

(b)	Termination of Plan.  The Plan shall terminate on February 24, 2013, the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

(c)	Termination and Amendment of Outstanding Grants.  A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended in accordance with the Plan or, may be amended by agreement of the Company and the Grantee consistent with the Plan.

(d)	Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

12.	Funding of the Plan

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

13.	Rights of Participants

Nothing in this Plan shall entitle any Employee, Key Advisor or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

14.	No Fractional Shares.

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

15.	Headings.

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

16.	Effective Date of the Plan

(a)	Effective Date.  The Plan shall be effective as of the date of this
Agreement.

(b)	Public Offering.  The provisions of the Plan that refer to a Public
Offering, or that refer to, or are applicable to persons subject to, Section 16 of the Exchange Act or section 162(m) of the Code, shall be effective for so long as such stock is so registered.

17.	Miscellaneous

(a)	Grants in Connection with Corporate Transactions and Otherwise.  Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

(b)	Loans.  The Committee may, in its discretion, extend a loan in connection with the exercise or receipt of a grant under this Plan. The terms and conditions of any such loan shall be set by the Committee.

(c)	Compliance with Law.  The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of
Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.
The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(d)	Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Florida, without regard to conflicts of laws principles.

Dated April 4, 2003.

China Xin Network Media Corporation


By: //s GEORGE LEE
---------------------------
George Lee
President

Exhibit 5

                                  LAW OFFICE
                                      OF
                               STEWART A. MERKIN
                               ATTORNEY AT LAW
                          RIVERGATE PLAZA, SUITE 300
                              444 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                            e-mail: merkmia@aol.com

Tel.: (305) 357-5556                               Fax:  (305) 358-2490


April 4, 2003

China Xin Network Media Corp.
1000 de la Gauchetiere
24th Floor
Montreal, Quebec, Canada  H3B 4W5

Dear Sir:

I have acted as special counsel to China Xin Network Media Corporation, a Florida corporation (the "Corporation"), in connection with the offering of 15,000,000 shares of its Common Stock to certain employees of the Corporation. The offering of the shares is to be made pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement".)

Please be advised that I am of the opinion that the Corporation's Common Stock has been duly authorized by the Corporation and, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be validly issued by the Corporation and fully paid and non-assessable.

I consent to the use of our name in the Registration Statement and the filing of this letter as an exhibit to the Registration Statement.

Very truly yours,

//s STEWART A. MERKIN
---------------------
Stewart A. Merkin, Esq., P.A.

Exhibit 24.2





                  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

April 4, 2003


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports relating to the financial statements of China Xin Network Media Corp. contained in the Registrant's Form 10-KSB for the period ended June 30, 2002; Forms 8-K filed on November 6, 2002, November 5, 2002, September 12, 2002, January 11, 2002, December 21, 2001 and November 28, 2001; Forms 8-K-A filed on March 15, 2002, February 6, 2002, January 11, 2002 and January 4, 2002; Quarterly Reports on Form 10-QSB for the quarters ended December 31, 2002, September 30, 2002, March 31, 2002, December 31, 2001 and September 30, 2001; and Quarterly Reports on Form 10-QSB-A for the quarter ended March 28, 2002, March 18, 2002 and December 31, 2001 and to all references to our firm appearing in such Registration Statement. Such financial statements are in accordance with United States Generally Accepted Accounting Principles.


//s FRANCO LA POSTA
--------------------
Franco La Posta, C.A.


Montreal, Quebec, Canada